NORTH CAROLINA		                           GENERAL COURT OF JUSTICE
 	                                        	SUPERIOR COURT DIVISION
ALAMANCE COUNTY		                          FILE NO. __________



MAURICE J. KOURY and               	)
CARY D. ALLRED,                    	)
     Plaintiffs                     )
                                    )
         v.                         )      COMPLAINT
                                    )
GRAHAM SAVINGS BANK, INC., SSB;     )
CCB FINANCIAL CORPORATION;         	)
A. C. MOTSINGER;                    )
SARAH G. JOHNSTON;                 	)
FORREST C. HALL;                   	)
J. WORTH RICH;                      )
WILLIAM R. SIZEMORE;               	)
JAMES R. GUTHRIE,                  	)
 Defendants and                    	)
                                    )
GRAHAM SAVINGS BANK, SSB,           )
 Derivative Defendant               )    JURY TRIAL REQUESTED
                                    )


Plaintiffs, complaining of defendants, allege and say:

1. Plaintiffs are citizens and residents of Alamance
County, North Carolina, and are two of the members and owners of Graham Savings Bank, SSB.

2. Defendant Graham Savings Bank, Inc., SSB (Graham
Inc.), claims to be, but is not, by reason of the illegal actions as alleged herein, a North Carolina corporation with its principal office and place of business in Alamance County, North Carolina. It is named as a defendant in this suit in its purported and assumed capacity as a corporation.

3. Defendant CCB Financial Corporation (CCB) is a North
Carolina corporation with its principal office and place of business in Durham County, North Carolina.

4. Graham Savings Bank, SSB (herein Graham SSB), is an unincorporated association and mutual savings bank organized under the laws of North Carolina, and plaintiffs bring this action for themselves individually and derivatively in the right of Graham SSB to recover a judgment in its favor.

5. The individual defendants are citizens and residents of Alamance County, North Carolina, and were officers and/or directors of Graham SSB, the derivative defendant named herein, at the time of the wrongs complained of herein, and, upon information and belief, are directors of defendant Graham Inc., controlling it at this time under the direction of defendant CCB.

6. Defendants Graham Inc. and CCB, purportedly acting by the authority of the North Carolina Savings Institutions Division and its Administrator, Robert A. Jacobsen, have gone forward with a so-called Plan of Conversion and Acquisition (herein the Plan) by which Graham SSB purports to have converted to a stock owned corporation and simultaneously been acquired by CCB pursuant to G.S. 54C-33 and G.S. 54C195. The purpose of the Plan was to grossly enrich the individual defendants and CCB to the detriment of Graham SSB, its depositors and plaintiffs, as hereinafter alleged.

7. The defendants, together with Jacobsen, who acted illegally under color of his office, conspired and acted wrongfully to deprive plaintiffs individually and Graham SSB of constitutional and other rights as hereinafter alleged.

8. References herein to defendants will refer to both corporate and individual defendants (except the derivative defendant) unless otherwise specified. Said corporate and individual defendants were participants in the acts alleged or aided and abetted them by inaction with full knowledge of what was occurring.

9. Plaintiffs, through personal appeals to the individual defendants, sought to stop the matters herein complained but were refused. Plaintiffs have not made an effort to have the officers and directors of Graham SSB institute this action on behalf of Graham SSB because said officers and directors are the very ones whose conduct damaged the bank as alleged herein and who benefitted greatly from the conduct alleged. Plaintiffs therefore allege that any efforts to secure the initiation of this action by the foregoing officers and directors would be unreasonable and a vain act.

10. The officers and directors of Graham SSB were subject to the provisions of G.S. 54C-103 which provides:

Officers and directors of a State savings bank shall act in a fiduciary capacity towards the savings bank and its members or stockholders. They shall discharge duties of their respective positions in good faith, and with that diligence and care which ordinarily prudent persons would exercise under similar circumstances in like positions.

11. The officers and directors of Graham SSB were also subject to G.S. 54C-104 which provides:

Each director, officer, and employee of a State savings bank has a fundamental duty to avoid placing himself in a position which creates, or which leads to or could lead to a conflict of interest or appearance of a conflict of interest having adverse effects on the interests of members, customers, or stockholders of the savings bank, soundness of the savings bank, and the purposes of this Chapter.

12. The officers and directors of Graham SSB were also subject to the provisions of administrative regulations in 4 NCAC 16E.0103(b) which provides: "(b) A director shall not vote on any matter in which he has a personal or financial interest."

13. In 1992 the defendants, as officers and directors of Graham SSB, in preparation for the acts of self-interest hereinafter alleged, submitted to Graham's membership and obtained by voting general proxies a favorable vote for a change of Graham SSB from a federally regulated mutual savings association to a state regulated mutual savings bank. Upon information and belief, the purpose of the officers and directors in effectuating this change was to place the regulation of Graham SSB under the authority of the Commission and Jacobsen, and thereby take Graham SSB from under the supervision and control of the U.S. Office of Thrift Supervision, the regulations and policies of which were known to be much stricter than the lenient policies of Jacobsen and the Commission in supervising payment of unreasonable sums to officers and directors of savings institutions when their institutions converted from mutual to stock ownership.

14. After the transformation of Graham SSB from a federally chartered mutual savings and loan to a state chartered mutual savings, the officers and directors of Graham SSB began negotiations with defendant CCB, a publicly traded holding company of various banking entities in North Carolina. These negotiations contemplated conversion of Graham SSB from a state chartered mutual savings bank to the stock form of ownership as allowed by G.S. 54C-33, and simultaneous acquisition of all of Graham Inc.'s new stock by CCB. To assist them in this purpose, the officers and directors of Graham SSB employed Ronald D. Raxter, Esq., and his law firm of Ward and Smith. Upon information and belief, until a short time previous Mr. Raxter had been legal counsel and adviser to Administrator Jacobsen and had been instrumental in obtaining the passage of the legislation which purported to allow immediate acquisition by a holding company of all of the stock of mutual savings banks when the savings institution converted to stock ownership. Upon information and belief, throughout the events alleged herein the actions of the Administrator and therefore the Savings Institutions Division were effectively controlled and directed by Ward and Smith on behalf of its clients.

15. On May 5, 1993, the Board of Directors of Graham SSB approved a plan of conversion to a stock form of ownership pursuant to G.S. 54C-33 and immediate acquisition of all of Graham Inc.'s stock by CCB pursuant to G.S. 54C-195 (herein the "Plan" or "Plan of Conversion and Acquisition"). Upon information and belief the primary purpose of the Board of Directors was for each of them, along with other insiders of Graham SSB, with the assistance of Jacobsen, to profit in a grossly inequitable fashion to the detriment of plaintiffs and Graham SSB, and the approval of the Plan by defendant directors was in violation of the fiduciary obligations of the officers and directors of Graham SSB as set forth in G.S. 54C-103 and G.S. 54C-104, the statutes set out above.

16. Further the Plan of Conversion and Acquisition was grossly inequitable to plaintiffs and Graham SSB in that the officers and directors of Graham SSB, together with CCB, received grossly inequitable gains and advantages by reason thereof, all in violation of G.S. 54C-33(c)(3) and G.S. 54C-195(c)(v). G.S. 54C-33 provides that in order for the Administrator to approve a plan of conversion of a mutual to a stock savings bank it must appear that, "the conversion will be fair and equitable to the members of the savings bank and no person whether member, employee, or otherwise, will receive any inequitable gain or advantage by reason of the conversion." G.S. 54C-195(c)(v) provides that when a holding company simultaneously acquires the shares of a savings bank when the savings bank converts to the stock form of ownership, "the plan of reorganization [must be] fair and equitable to all members of the savings bank."

17. The Plan of Conversion and Acquisition provided to
CCB grossly inequitable gain and advantage by reason of the fact that it obtained a state savings institution with a net worth of $20,000,000 with an outlay of no more than $6,730,000, none of which inured to the benefit of plaintiffs or Graham SSB.(1) No benefit was to go to plaintiffs or Graham SSB except an alleged benefit by which plaintiffs and other owners were allowed to purchase CCB stock at discounts of 5 to 15% off market price, provided the stock so purchased was restricted from resale for stipulated periods of time. By such alleged benefit CCB, in truth, benefitted itself, because the proceeds from the sale of such stock then became available to CCB to cover its cost in acquiring Graham SSB.

18. The Plan of Conversion and Acquisition as purportedly approved by Commissioner Jacobsen on August 13, 1993, provided to the directors and officers gross inequitable gains and advantage, to the exclusion of plaintiffs and Graham SSB, in violation of G.S. 54C-33 and G.S. 54C-195 in many respects, including, but not limited to, the following:

(a) Outright grants of stock of CCB in the sum of $3,000,000, and payment of income taxes thereon in the sum of

(1) Based on information provided depositors it cannot be determined exactly what the transaction was to cost CCB, but based on CCB's prospectus $6,730,000 appears to be an amount CCB might claim. This would apparently include $1,000,000 to be paid Alamance County charities over a five year period as part of the consideration for Graham's assets.

an additional $1,080,000, were to be made to six directors of Graham SSB and five other officers. Defendant Board Chairman A. C. Motsinger was to receive, net of taxes, stock valued at $780,000, and defendant Sarah G. Johnston was to receive, net of taxes, stock valued at $660,000. The other individual defendants herein were to receive as members of the Board of Directors outright grants of stock as follows:
Forrest C. Hall, $240,000; William R. Sizemore, $240,000; J. Worth Rich, $240,000; James R. Guthrie, $150,000.

    (b) Large projected annual salary increases and bonuses were provided to five executive officers, including
Motsinger and Johnston; Motsinger and Johnston were given five year contracts for compensation which increased from $94,200 and $83,450 to $182,000 and $137,000 respectively, plus fringe benefits for both and bonuses for Johnston.

(c) Increases in fees paid directors for attendance at meetings went from $5,400 annually to $12,000 annually, for a total annual increase of $39,800.

(d) Additional fringe benefits were promised in unspecified amounts.

(e) A contract to pay A. C. Motsinger, commencing at the end of his five year employment contract, retirement payments equal to $90,000 per year for a period of ten years, or $900,000.

(f) Retirement benefits to directors in sums of $6,000 to $12,000 annually for ten years.

(g) Incentive stock options whereby defendant officers and directors of Graham SSB were granted the right to purchase an estimated 52,288 shares of CCB stock over a ten year period for an option exercise price of $38.25, which was the then current market price of CCB's publicly traded stock.

(h) Distribution of Graham SSB's profit sharing funds to employees of $1,756,512, including $453,522 to A. C.
Motsinger, and enrollment of the other employees in CCB's defined benefit plan as if they had been in such plan since the date of their employment with Graham SSB.

19. On July 3, 1993, the officers and directors of Graham SSB caused to be placed in the Daily Times News, a newspaper in Alamance County, a 3 3/4 inch advertisement purporting to give notice that Graham SSB had filed an application with the Administrator of the Savings Institutions Division to convert to the stock form of organization. EXHIBIT 1. Said notice was designed to be inconspicuous and it did not disclose and thereby concealed that Graham SSB expected, upon converting to a stock form of organization, to be acquired immediately by CCB.

20. On August 13, 1993, at the request of Ward and
Smith, the Administrator wrote a letter to Mr. Raxter at Ward and Smith purporting to give his approval to the Plan of Conversion and Acquisition and to allow mailing of proxy materials and prospectuses in connection therewith. The approval by the Administrator violated G.S. 54C-33(c)(3) and

G.S. 54C-195(c)(v) in that he made no finding that the conversion was fair and equitable to the members, no finding that no person would receive any inequitable gain or advantage, and no finding that the Plan is fair and equitable to all members of the savings bank. Upon information and belief, the defendants and the Administrator knew said approval was defective and violative of North Carolina statutes.

21. Plaintiffs received the proxy statement describing the Plan shortly after August 19, 1993. Thereafter, plaintiffs repeatedly objected to the Plan and to the procedure whereby management of Graham SSB sought its approval. Further, plaintiff Allred, as was his right under the statutes and regulations, voiced his opposition to the plan in newspaper and mail communications regulated by Jacobsen. A detailed account of these contacts by plaintiffs with the Administrator is provided by an Affidavit of Cary Allred which is attached as Exhibit D to the Amended Petition for Judicial Review filed in this Court in No. 93-CVS-2736. Nonetheless, the Administrator wrongfully allowed defendants to go forward with the Plan and on September 21, 1993, defendants claim to have achieved acceptance of the plan by the members of Graham SSB by a favorable vote of 53% of its members, a vote in excess of 50% of all members (including those who did not vote) being required for acceptance.

22. Upon information and belief, said vote of 53% was not in fact achieved, but whatever vote was achieved by defendants occurred in various unlawful ways which are specifically described in plaintiffs' Second Amended
Request for Public Hearing, filed as an exhibit to plaintiffs' Amended Petition for Judicial Review in this Court, No. 93-CVS-2736, and which include, but are not limited to:

(a) Illegal use of general proxies by defendants in violation of their fiduciary duties, including but not limited to the illegal use of general proxies obtained after the conversion and acquisition plan was in process, in violation of Regulation NCAC 16G.0512(b) which prohibits the use of proxies obtained "pursuant" to the Plan; upon information and belief, at least 425 of such general proxies obtained pursuant to the Plan after May 15, 1993, (and the Plan was in process by March 30, 1993, or earlier) were voted by defendants for the Plan and some general proxies were voted which were obtained even after August 19, 1993, when the proxy statement was mailed.

(b) Despite the fact that, upon information and belief, more than 150 special proxies and proxy statements mailed to owners were returned undelivered, defendants, upon information and belief, caused to be voted many general proxies of persons whose proxy statements were returned undelivered, in violation of Regulation NCAC 16G.0512(d) which requires that a proxy statement be furnished each person for whom a general proxy is voted; and, upon information and belief, it is impossible to determine how many such general proxies were voted, and the number of votes they represented, but upon information and belief, 79 or more were so voted, and the returned proxy statements have been destroyed or lost by defendants so that an accurate determination of how many votes in favor of the Plan were voted in that way is impossible to determine.

(c) Misrepresentations and nondisclosures in the proxy statement and in advertisements by management in the news media, including but not limited to:

(1) A specific representation that members of a savings institution are not its owners, which representation was directly contrary to G.S. 54C-100, but approved by Jacobsen;

(2) A flat statement that after a stand alone conversion a stock savings bank could not negotiate a sale of stock to an interested buyer for three years, without any explanation of significant legal exceptions to that statement;

(3) The form of special proxy forms used by defendants for the September 21, 1993, meeting and approved by Jacobsen was not in compliance with regulation NCAC
16G.0512 in that the form did not indicate in bold face that the proxy was solicited on behalf of management.

(d) Defendants amended the Plan less than twenty-four hours before the meeting of members called to vote on the Plan. The amendment was illegally approved by the Administrator on September 21, 1993, over the stringent objection of plaintiff Allred, the very day of the meeting of members. The amendment was hastily passed by the Board of

Directors of Graham SSB in the late afternoon of September 20, 1993, because it was apparent that a letter mailed by plaintiff Allred to the members opposing the Plan on September 17 and other statements by members in opposition, were having a marked effect and that the Plan was likely to fail of enactment. The September 20 amendment to the Plan was that Graham SSB would deposit in the account of each member funds amounting to 1 1/4% of said members' accounts (which, upon information and belief, would be 1 1/4% of the $93,000,000 total deposits on October 1, 1993), and an additional 1% in the same members' accounts if they remained depositors on July 1, 1994, but not to exceed 1% of the amount on deposit in any account as of October 1, 1993. The five year employment contracts of Motsinger and Johnston were reduced to $135,000 and $100,000, respectively, and the stock grants to officers and directors were reduced from S3,000,000 net of taxes [15% of Graham SSB's value] to $1,500,000 net of taxes [7.5% of Graham SSB value]. The terms of the September 20 amendment were used by management to telephone and call personally on members seeking, on the basis of those terms, to get members to change their proxies, where they had voted against adoption of the Plan, or to submit proxies in favor of the Plan, where they had not previously voted. Upon information and belief management used inside information, not available to plaintiffs, as to how proxies previously received had been voted in making their calls on September 20 and 21. Said illegal amendment to the plan on the eve of the meeting of members, and its use, unconstitutionally and illegally deprived plaintiffs of their rights to a fair vote of the membership.

Plaintiff Allred was called by Anthony Gaeta, of Ward and Smith, to meet defendant Forrest Hall, Richard Furr, Vice President of Operations for CCB, and Gaeta on the afternoon of September 20, 1993. The persons in that meeting stated to Mr. Allred, in substance, that the amendment to the Plan extending additional benefits to the members of Graham SSB was due to the opposition of plaintiff Allred to the Plan. On the basis of the amendment plaintiff Allred was asked to join with the Board in recommending the Plan. Plaintiff Allred, recognizing that the Plan was still not fair and equitable to members and did not cure the violations of G.S. 54C-33(c)(3) and G.S. 54C-195(c)(5), refused to endorse the amendment to the Plan. Early the following morning plaintiff Allred communicated to counsel for the Administrator his strong objection to the Administrator's approval of the amendment and to the allowance of the vote on the same day, but nonetheless the Administrator through counsel approved, upon application of Ward and Smith, the amendment later on the mid-morning of September 21, 1993, the same day of the meeting of members for the vote. EXHIBIT 2.

The last minute amendment was not described in any proxy statement or in any other written communication sent to all members. Its deliberate use and the activities relating thereto by the individual defendants and CCB and the approval by the Administrator, deprived plaintiffs and Graham SSB of their rights under the Due Process and Equal Protection
Clauses of the 14th Amendment to the United States
Constitution and Article I, SECTION 19 of the North Carolina Constitution, deprived plaintiffs and Graham SSB of rights pursuant to 42 U.S.C. SECTION 1983, and deprived plaintiffs and Graham SSB of their rights pursuant to the Administrator's Regulations set forth in 4 NCAC 16G.0509 through .0516, specifically including but not limited to 4 NCAC 16G.0514 which provides that any member, upon defraying reasonable expenses, can require an applicant, such as Graham SSB, to mail to such members copies of any communication or form of proxy opposing the applicant's plan. Obviously, the September 20, 1993, amendment to the plan, approved by the Administrator on September 21, 1993, deprived plaintiffs individually and Graham SSB derivatively of their rights pursuant to the foregoing regulation. All effective opposition to the amended Plan was thus wrongfully precluded.

23. On September 21, 1993, plaintiffs appeared at the owners' meeting and voiced their objection to the Plan, to the last minute amendment thereof, and to the vote being taken in light of that amendment.

24. On September 28, 1993, plaintiff Allred, accompanied by counsel for himself and plaintiff Koury, visited the offices of the Administrator and voiced objections to the entire transaction, including the matters set forth above.
Counsel for the Administrator, David C.

Worth, Esq., was told that plaintiffs Allred and Koury were preparing to file documents challenging the transaction.
Regulations 4 NCAC 16A.0401, and .0403 of the North Carolina
Administrative Code provide, in .0401:

Whenever the Administrator acts in such a way as to affect the rights, duties or privileges of a specific identified party, the party may appeal for a final decision by the Administrator in accordance with Article
3A of G.S. 150B.

In .0403 the Regulations provide:

(a) Form or Request. A request for an administrative hearing must be in writing and must contain the following information:

    (1) name and address of the person requesting the hearing,

    (2) a concise statement of the action by the Administrator that is being challenged,

    (3) a concise statement of the manner in which the petitioner is aggrieved, and

    (4) a clear and specific demand for a public hearing,

(b) Address for Request. The request for hearing shall be filed with the Division at its mailing address.

25. The foregoing regulations are based upon G.S. 54C-
52 which provides:

                 *     *     *     *
(b) The Commission may review, approve, disapprove, or modify any action taken by the Administrator in the exercise of the powers, duties, and functions granted to the Administrator by this Chapter.

26. At the meeting on September 28 counsel for plaintiffs Allred and Koury asked counsel for the Administrator, David C. Worth, Esq., when he should submit the documents to the Commission opposing the Administrator's actions in order for them to be timely. Mr. Worth stated that he understood the attorneys for the banks wanted to get their documents in by October 1, and that his office had to review the sufficiency of their filings. Thus, he said, it would be a week or so before the Administrator would act upon the banks' filings. Therefore, he said that filing of plaintiffs' request for public hearing by the first of the following week would be timely and that he would consider it and render a written decision before the Administrator certified the completion of the Plan of Conversion and Acquisition. At no time did Mr. Worth intimate in any way that the Administrator would (as he did) sign any document purportedly certifying the transaction, or any part thereof, on September 30, 1993, the same day the banks made some of the filings said to be required by the Administrator. In fact, on September 30 counsel for the Administrator sent copies of the documents which plaintiffs' counsel had requested on September 28, 1993, for plaintiffs' purpose in filing a Request for Public Hearing on behalf of plaintiffs. The same day, September 30, without notice to plaintiffs, contrary to the conversations on September 28, the Administrator purported to sign a document, presented to him by Ward and Smith, approving the amendment of the charter of Graham SSB from that of a mutual to a stock savings bank.
EXHIBIT 3. Upon information and belief Administrator Jacobsen signed said document purporting to amend Graham

SSB's charter without examining the documents for sufficiency, said by his attorney to be needed, in order to aid and abet defendants in attempting to deprive plaintiffs of their rights to contest the approval of the Plan.

27. On Monday, October 4, 1993, the next working day from the receipt by attorneys for plaintiffs of the documents requested, a Request for Public Hearing on behalf of plaintiffs was filed.

28. The original Request for Public Hearing, filed
October 4, 1993, set out the matters complained of, asked that all previous proceedings in the proposed conversion and acquisition be voided, and prayed that no further actions be taken which would permit the conversion and acquisition to go forward. Although the original Request for Public Hearing was thus already a request for stay, a formal motion for stay was filed by plaintiffs on October 15, 1993.

29. NCAC 16A.0402 provides that, before acting upon a request for public hearing, the Administrator should hold a settlement conference. On October 13, 1993, the
Administrator held a purported settlement conference at which appeared counsel for plaintiffs Koury and Allred, the Administrator and his counsel, and attorneys from the firm of Ward and Smith. Settlement was not reached at said conference.

30. In November the Administrator requested briefing on the legal questions involved, briefs were filed on behalf of plaintiffs and opposing letter briefs were filed by Ward and Smith.

31. Upon information and belief, in November Jacobsen learned of the voting irregularities alleged above involving the use of at least 425 general proxies obtained pursuant to the Plan, the destruction of returned proxy mailings so that there could be no determination of how many general proxies were voted illegally, the change of numerous votes pursuant to the September 20, 1993, Plan amendment, and other irregularities. Upon information and belief these matters, unknown until recently by plaintiffs, were discussed with defendant Johnston and others, and formed a principal motivation for the denial by the Administrator of the public hearing requested by plaintiffs.

32. On December 9 the Administrator issued his ruling,
EXHIBIT 4 hereto, which was left unchanged by the Commission, as announced in the letter attached to EXHIBIT 4 from William D. Hoover, Chairman, dated December 15, 1993, and received by plaintiffs on December 22, 1993. The ruling issued by the Administrator reflected the arguments in the letter brief by Ward and Smith, and the decision by the Commission was in line with the positions expressed by Ward and Smith.

33. Pursuant to G.S. 150B-43, plaintiffs have the right to review in this Court.

34. On and after September 30, 1993, defendants proceeded, in spite of plaintiffs' Request for Public
Hearing, and in spite of plaintiffs' Petition for Judicial

Review, as if the Plan of Conversion and Acquisition was properly approved and in effect. In fact, because of all the illegalities previously stated herein and in addition because of the following the defendants have no authority to proceed at all because:

(a) G.S. 54C-33 provides that following certification of the vote by an appropriate officer of the savings bank, "the Administrator shall then either approve or disapprove the requested conversion." There has here been no valid certification of the vote and the Administrator therefore could not give approval of the requested conversion. Dorn C. Pittman, a Burlington attorney, filed a vote certification, denominated as such but expressly disclaimed in said vote certification any certification on his part other than that the votes furnished him were counted accurately. EXHIBIT 5. Mr. Pittman did not certify, nor has there been any certification, that the votes counted either by general proxy or special proxy were votes by persons entitled to vote, or cast for the number of votes to which each was entitled.

(b) The form signed by the Administrator on September
30, 1993, does not even purport to do anything other than approve the amendment of Graham SSB's charter to allow it to be a stock institution rather than a mutual institution. It in no way approves the acquisition by CCB as required by Regulation NCAC 16I.0902 (c) set out below:

(c) The results of the stockholder's meeting shall be confirmed to the Administrator by filing attested minutes of the meeting. If the stockholders approve reorganization of ownership of the savings institution to provide for ownership by a holding company, the Administrator shall enter his final order approving the reorganization.
(Emphasis supplied).

The Administrator has never entered any final order approving the "reorganization."

(d) Regulation NCAC 16G.0823(2)(a-c) provides that an applicant whose plan of conversion has been approved by the Administrator must file with the Administrator various documents which include, among others, an opinion of counsel to the effect that:

(a) the meeting of members was duly held in accordance with all requirements of applicable state and federal law and regulation;

(b) all requirements of state and federal law applicable to the conversion have been complied with; and

(c) if the savings bank has used proxies executed prior to the proxy solicitation required by Rule
.0511 of this Subchapter, the authority conferred by such proxies includes authority to vote on this plan of conversion.

No letter from Ward and Smith or any other counsel has been filed stating the required opinion of counsel as to the matters set out above in NCAC 16G.0823(2)(a-c).

 (e) A letter of September 30, 1993, to the
Administrator from management's legal counsel, Ward and Smith, while claiming that the above September 20 amendment to the Plan did not make a material change in the pro forma data set forth in the Subscription and Community Offering Prospectus dated August 19, 1993, misleadingly failed to state what was obviously a material adverse change in the pro forma data set forth in the aforesaid prospectus of August 19, 1993, in that the acquisition by CCB of Shelby Savings Bank, which was abandoned between August 19, 1993, and September 21, 1993, was materially and prominently set forth in the pro forma data in the Subscription and Community Offering Prospectus.

35. On December 28, 1993, plaintiffs filed their
Petition for Judicial Review which is pending in this Court, File No. 93-CVS-2736, and on January 10, 1994, amended said
Petition, joining and serving as parties thereto CCB and Graham Inc..

36. Plaintiffs show the Court that by reason of the actions of the Administrator and the defendants herein the defendant officers and directors are allowed to pay themselves large salaries, bonuses, and other benefits illegally provided by the Plan of Conversion and Acquisition, such payments being made from the assets of Graham SSB, to pay from said assets greatly increased fees to defendant directors, additional fringe benefits of unspecified amounts, greatly increased retirement benefits, to distribute Graham SSB's profit sharing funds, and to take other actions violative of the rights of Graham SSB and its members and owners. Such actions as are now allowed by the decisions of the Administrator, affirmed by the Commission, are of a continuous and recurrent nature and a stay against defendants' such continuing and recurrent activity, or any related activity, is reasonably necessary to protect plaintiffs' rights and the rights of Graham SSB during the pendency of this action. Furthermore, defendants have, in the past, made representations to the public that the acquisition by CCB of Graham SSB was final, which statements are likely to continue in the absence of court action and which statements are misleading and damage the image of Graham SSB as an institution, all to the damage of plaintiffs and Graham SSB. Further, in view of the Administrator's decision, approved by the Commission, CCB, as the holding company owning all of Graham SSB's presently issued stock, is free to transfer the institution's real and personal property at any time to any third party, to merge Graham SSB with CCB or other corporations in function and operation or to take other actions detrimental to plaintiffs and to Graham SSB as an institution.

37. Plaintiffs in their Petition for Judicial Review sought to stay all the decisions of the Administrator which would allow the Plan to go forward, and has noticed on several occasions a hearing on said stay, but the notice of hearing filed for January 7, 1994, could not be heard because the resident Superior Court Judge of Alamance County had a conflict of interest. The motion for stay was noticed again for February 14, 1994, but was not heard because the Attorney General of North Carolina withdrew as counsel for the Administrator.

38. The Assistant Attorney General, as counsel for the
Administrator, in the course of discussing a motion to continue plaintiffs' motion for stay stated:

COURT: All right. So do your clients wish to participate in the, in the stay hearing and also do they wish to participate in any way, shape, or form in the CCB motion to dismiss?

MR. ROSSER: No, sir. I don't think the clients would wish to participate, you know, as an active advocate in either of those.

COURT: Okay. Well, then if I allow your motion, then from what I hear you saying, there's no reason that we cannot go on with the rest of this case today.

MR. ROSSER: No, sir. I don't think there is.
Hearinq Transcript February 14, 1994, p. 7.

However, after private conferences with an attorney from Ward and Smith, who stated that he represented both CCB and Graham, Inc., and after oral argument by that attorney, counsel for the Administrator changed his position. The following occurred:

COURT: So you're telling me the Administrator wants to come into court with counsel and make certain arguments regarding that stay request.

MR. ROSSER: That's correct, sir. That's correct.
Hearinq Transcript February 14, 1994, pp. 15-16.

39. Further, in the course of the argument on the motion for continuance on February 14, 1994, an attorney from Ward and Smith, who stated he represented both CCB and Graham
Inc., represented to the Court that:

There will not be any prejudice by delaying this at all.
The conversion of Graham Savings of mutual to stock, Your
Honor, was completed on October 1, 1993. The approved regulatory documents require that Graham Savings Bank, Inc., SSB remain in that status as a separate corporate entity until at least September 30, 1996. There's not going to be any change in the status of this bank.
(Emphasis
supplied). Hearinq Transcript February 14, 1994, P. 17.

40. Despite the pendency of plaintiffs' Petition for Judicial Review, and their efforts to obtain a stay, in or around the week of March 7, 1994, defendants caused to be mailed to the owners of Graham SSB booklets and other correspondence announcing that on March 21, 1994, pursuant to the acquisition of Graham SSB by CCB, account numbers would be changed, new service charge schedules for other services would be changed, account statements would be changed, new checks would be issued, interest rates would be changed, new passbooks would be issued, new payment books would be issued, mortgage account numbers would be changed, billing dates would be changed, deposit agreements would be changed, fee schedules and rules for opening new accounts would be promulgated, and other steps taken obviously to incorporate Graham SSB's computerized and other operations into those of CCB.

41. The foregoing action was taken with full knowledge on the part of defendants and Ward and Smith of the motion for stay pending in the Petition for Judicial Review set for hearing on March 21, 1994, in the Superior Court of Alamance County, and, upon information and belief, said actions were taken in defiance of the authority of and for the purpose of frustrating the orders of this Court, in order to deprive plaintiffs and Graham SSB of their rights.

42. The actions by defendants set forth in paragraphs 36 and 40 above will, unless restrained, immediately and permanently, cause immediate and irreparable injury, loss and damage to plaintiffs and to Graham SSB, in that the losses to Graham Inc. will inure as losses to plaintiffs and to the other owners and members of Graham SSB and to Graham SSB, and will arise from the necessity to undo all the matters which are contemplated by defendants for Graham Inc., to the great expenses of Graham SSB, for which, along with the losses arising from the acts alleged in paragraph 36 above there is no adequate remedy at law.
WHEREFORE, plaintiffs pray the Court:

(l) That a temporary and permanent injunction be issued against defendants CCB, Graham Inc., and the individual defendants restraining the commission of any acts or threatened acts which are alleged herein or which might have as their purpose the furtherance of the acquisition of Graham SSB by CCB;

(2) That to the extent the conversion and acquisition, as contemplated by defendants in the Plan, has occurred that the same be rescinded and declared void, and Graham SSB be placed back in the position it occupied before the matters and things alleged in this complaint occurred;

(3) That Graham SSB have and recover of the defendants, jointly and severally, all damages which may have accrued to it by reason of the matters and things alleged herein;

(4) That the costs of this action, including reasonable attorneys' fees, be taxed to the defendants.

This the 14th day of March, 1994.


OF COUNSEL:	                       /s/ David M. Clark /vss
CLARK WHARTON & BERRY	                 David M. Clark
125 South Elm Street
P. O. Box 1349                     /s/ Frederick L. Berry /vss
Greensboro, NC  27402	                 Frederick L. Berry
(910) 275-7275
	                                  /s/ Virginia S. Schabacker
                                      	Virginia S. Schabacker
                                       Attorneys for Plaintiffs

NORTH CAROLINA

ALAMANCE COUNTY

CARY D. ALLRED, being first duly sworn, deposes and says that he is one of plaintiffs in the above action; that he has read the foregoing complaint and knows the contents thereof; that the same are true of his own knowledge, save and except those matters and things alleged therein upon information and belief, and as to those he believes them to be true.

/s/ Cary D. Allred
Cary D. Allred


Sworn to and subscribed before me this 11th day of March 1994

/s/ Margaret T. Bell
Notary Public

My commission expires 1/15/95